                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of EPL Technologies, Inc. on Form S-3 of our report dated March 28, 1997, except for Notes 9 and 19, as to which the date is January 26, 1998 appearing in the Annual Report on Form 10-K/A of EPL Technologies, Inc., for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in such Registration Statement.





/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP



Philadelphia, Pennsylvania

February 10, 1998